TriQuint Semiconductor, Inc.
2300 NE Brookwood Parkway
Hillsboro, OR 97124

Re:
Extension of the Maturity Date under that certain Credit Agreement (as amended, modified and supplemented from time to time, the "Credit Agreement") dated as of September 30, 2010 among TriQuint Semiconductor, Inc., a Delaware corporation (the "Borrower" or "you"), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This letter is delivered to the Borrower in connection with the Credit Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement. In connection with, and in consideration of, the extension of the Maturity Date until September 30, 2014 (the "Extension"), the Borrower agrees with Bank of America as follows:

Extension Fee. The Borrower will pay to the Administrative Agent, for the account of each Lender that agrees to the extension of the Maturity Date to September 30, 2014, a fee (the "Extension Fee") equal to 0.10% of the aggregate principal amount of such Lender's Commitments. The Extension Fee shall be payable in full upon September 13, 2011.

The fee described above in this letter agreement shall be fully earned upon becoming due and payable in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Credit Agreement or any other Loan Document. Bank of America reserves the right to allocate, in whole or in part, to the Arranger certain fees payable to Bank of America hereunder in such manner as Bank of America and the Arranger shall agree in their sole discretion.

Your obligation to pay the foregoing fee will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute you may have.

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If the foregoing is in accordance with your understanding, please sign and return this letter agreement to us.

Very truly yours,

BANK OF AMERICA, N.A.

By: /s/ Christina Felsing
Name: Christina Felsing
Title: Vice President

Accepted and agreed to
as of the date first above written:

TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation

By: /s/ Steve Buhaly
Name: Steve Buhaly
Title: Chief Financial Officer